Exhibit 99.01

Neuralstem Reports Second Quarter 2019 Fiscal Results

GERMANTOWN, Md., August 14, 2019 -- Neuralstem, Inc. (Nasdaq:CUR), a biopharmaceutical company focused on the development of nervous system therapies based on its neural stem cell and small molecule technologies, reported its financial results for the second quarter ended June 30, 2019.

RECENT HIGHLIGHTS & ACCOMPLISHMENTS:

•	Appointed Mary Ann Gray, Ph.D., to Board of Directors
•	Executed a 1:20 reverse share split
•	Completed $7.5 million underwritten public offering
•	Regained compliance with the NASDAQ listing requirements

“In the second quarter we took a number of actions to strengthen the company and establish a foundation to enable our future growth. The addition of Dr. Mazzo and Dr. Gray to our board of directors adds significant industry and scientific experience to our board. Additionally, the completion of our public offering resulted in a funding level that we believe will support our strategic initiatives. Lastly, we are very pleased that NASDAQ granted our request for continued listing. All of these actions, in addition to the strategic portfolio evaluation we began in the first quarter of this year positions the company to move into 2020 as a stronger company with enhanced opportunities.” said Ken Carter, Chief Executive Officer of Neuralstem.

Financial Results for the Quarter Ended June 30, 2019

Research and Development Expenses: R&D expenses for the quarter ended June 30, 2019 were flat at $1.0 million versus the comparable period of 2018. Spending was dedicated to completing various clinical activities as well as pursuing the identification of strategic program opportunities.

R&D expenses for the six months ended June 30, 2019 increased by $0.3 million to $2.5 million, or 13% increase over the comparable period of 2018. This increase was primarily attributable to a $0.5 million write-off of an employee payable in connection with the termination of such employee and entering into a corresponding separation agreement.

General and Administrative Expenses: G&A expenses for the quarter ended June 30, 2019 decreased by $0.3 million to $1.0 million, or 13% decrease over the comparable period of 2018. This decrease was driven by general expense reduction efforts across multiple areas.

G&A expenses for the six months ended June 30, 2019 decreased by $0.5 million to $1.9 million, or 12% decrease over the comparable period of 2018. This decrease was driven by general expense reduction efforts across multiple areas.

Net Loss: Net loss for the quarter ended June 30, 2019 was $1.4 million, or $1.45 per share, compared to a loss of $0.6 million, or $0.83 per share, for the comparable period of 2018. Weighted average shares outstanding were 1.0 million shares at June 30, 2019 compared to .8 million shares at June 30, 2018.

Net loss for the six months ended June 30, 2019 was $4.6 million, or $4.78 per share, compared to a loss of $2.8 million, or $3.67 per share, for the comparable period of 2018. Weighted average shares outstanding were 1.0 million shares at June 30, 2019 compared to 0.8 million shares at June 30, 2018.

All per share numbers have been retroactively adjusted for our 1-for-20 reverse stock split.

The net loss in the first three- and six-month periods of 2018 were positively impacted by reductions in the derivative liabilities related to outstanding warrants reflected on the June 30, 2018 statement of operations of $1.4 and $1.6 million, respectively. The corresponding 2019 three- and six-month periods also reflect reduced derivative liabilities with the impact reflected on the statement of operations in the amounts of $0.4 and $0.1 million, respectively.

Cash Position and Liquidity: At June 30, 2019, cash, cash equivalents and short-term investments were $2.3 million as compared to $5.8 million at December 31, 2018. After including the capital raise completed in July 2019, the cash and cash equivalents were $8.8 million. The Company anticipates its existing cash, cash equivalents to fund its operations, based on its current operating plans, into the third quarter of 2020.

Neuralstem, Inc.

Unaudited Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2019	2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,281,418	$5,787,110
Trade and other receivables	169,905	294,057
Current portion of related party receivable, net of discount	-	63,938
Prepaid expenses	256,776	363,288
Total current assets	2,708,099	6,508,393

Property and equipment, net	63,441	90,311
Patents, net	713,265	763,543
Related party receivable, net of discount and current portion	-	298,238
Other assets	36,901	23,965
Total assets	$3,521,706	$7,684,450

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,051,821	$832,564
Other current liabilities	19,537	218,602
Total current liabilities	1,071,358	1,051,166

Warrant liabilities, at fair value	487,723	583,734
Total liabilities	1,559,081	1,634,900

STOCKHOLDERS' EQUITY
Preferred stock, 7,000,000 shares authorized, $0.01 par value; 534,809 and 1,000,000 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	5,348	10,000
Common stock, $0.01 par value; 300,000,000 shares authorized, 1,001,798 and 910,253 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	10,018	9,103
Additional paid-in capital	220,125,234	219,654,753
Accumulated other comprehensive loss	(3,169)	(413)
Accumulated deficit	(218,174,806)	(213,623,893)
Total stockholders' equity	1,962,625	6,049,550
Total liabilities and stockholders' equity	$3,521,706	$7,684,450

Neuralstem, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues	$7,894	$252,500	$10,394	$255,000

Operating expenses:
Research and development expenses	954,453	1,014,780	2,468,916	2,184,221
General and administrative expenses	971,822	1,260,692	1,916,424	2,442,746
Total operating expenses	1,926,275	2,275,472	4,385,340	4,626,967
Operating loss	(1,918,381)	(2,022,972)	(4,374,946)	(4,371,967)

Other income (expense):
Interest income	10,852	19,514	39,852	37,263
Interest expense	(507)	(772)	(2,524)	(2,692)
Change in fair value of derivative instruments	436,126	1,378,830	96,011	1,569,049
Other income (expense)	34,989	(1,646)	(309,306)	(5,667)
Total other income (expense)	481,460	1,395,926	(175,967)	1,597,953

Net loss	$(1,436,921)	$(627,046)	$(4,550,913)	$(2,774,014)

Net loss per share - basic and diluted	$(1.45)	$(0.83)	$(4.78)	$(3.67)

Weighted average common shares outstanding - basic	993,854	757,212	952,567	756,533

Comprehensive loss:
Net loss	$(1,436,921)	$(627,046)	$(4,550,913)	$(2,774,014)
Foreign currency translation adjustment	(1,013)	(1,604)	(2,756)	(1,489)
Comprehensive loss	$(1,437,934)	$(628,650)	$(4,553,669)	$(2,775,503)

About Neuralstem

Neuralstem is a clinical-stage biopharmaceutical company developing novel treatments for nervous system diseases of high unmet medical need. Neuralstem's diversified portfolio of product candidates includes its proprietary neural stem cell technology.

The Company has two lead development candidates:

NSI-566 is a neural stem cell therapy in clinical development for treatment of paralysis in stroke, for Amyotrophic Lateral Sclerosis (ALS) and for chronic spinal cord injury (cSCI).

NSI-189 is a small molecule in clinical development for major depressive disorder (MDD) and in preclinical development for Angelman syndrome, irradiation-induced cognitive impairment, Type 1 and Type 2 diabetes, and stroke.

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2018, as well as our Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:

Hibiscus BioVentures
josh@hibiscusbio.com